EXHIBIT (10e.-2)

                              AMENDMENT NO. 2

                                  TO THE

                       NORTHWEST NATURAL GAS COMPANY

                   EXECUTIVE DEFERRED COMPENSATION PLAN

                             1990 RESTATEMENT



     This Amendment No. 2 to the Northwest Natural Gas Company
Executive Deferred Compensation Plan, 1990 Restatement (the
"Plan"), is effective as of February 23, 1995 and has been executed as of this 27th day of February 1995.

     The Plan is hereby amended as follows:

     FIRST:  Section 5.2(a) is amended to read as follows:

  5.2  COMMENCEMENT OF PAYMENTS.

       (a) Except in the event of a Change in Control, payment of any Deferred Compensation Account benefits under the Plan shall commence as of the earlier of:

            (i)    A date elected by the Executive as
       specified in the applicable Participation Agreement between the Corporation and the Executive; or

            (ii) The first business day of January following the year of the Executive's Retirement, total
       Disability or other termination of employment.

       In the event of a Change in Control, any lump sum payment or the first annual payment, as elected by the Executive in the Participation Agreement, shall be made immediately, with early withdrawals paid as specified in the Participation Agreement, and with any subsequent annual payments to be made on an annual basis thereafter for the duration elected by the Executive in the Participation Agreement.

  SECOND: Except as provided herein, all other Plan provisions shall remain in full force and effect.

  IN WITNESS WHEREOF, Northwest Natural Gas Company has caused this Amendment No. 2 to be executed as of the date first written above.


                      NORTHWEST NATURAL GAS COMPANY


                      By:  /s/ Robert L. Ridgley
                           -----------------------
                           Robert L. Ridgley
                      Its: President and CEO